EXHIBIT 10.12

Summary of 2005 Base Salaries for 2004 Named Executive Officers

Fiscal 2005 base salaries for the four executive officers named in the 2004 proxy statement who remain employed by the Company (the “Executives”) are as follows:

David W. Cole, $360,600

Brian V. Turner, $270,400

Richard P. Stillman, $294,700; and

Alexander C. Camara, $174,700